PRINCIPAL GROWTH FUND, INC.
                 PRINCIPAL PARTNERS LARGECAP GROWTH FUND, INC.
                           PROSPECTUS/PROXY STATEMENT

This prospectus/proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Principal Partners LargeCap Growth Fund, Inc. (the "Partners Growth Fund") for use at a special meeting of the shareholders of the Partners Growth Fund, to be held at 2:00 p.m. C.D.T., on October 16, 2002, at the offices of Principal Management Corporation, 680 8th Street, Des Moines, Iowa 50392-0200, and at any adjournment of the meeting.

At the meeting, Partners Growth Fund shareholders ("you") will vote on an Agreement and Plan of Acquisition ("Plan"). Under the Plan, if approved, Principal Growth Fund, Inc. (the "Growth Fund") will acquire all the assets and assume all the liabilities of the Partners Growth Fund and issue in exchange shares of its Class A and Class B common stock. The Partners Growth Fund will immediately redeem all its outstanding Class A and Class B shares by distributing the Growth Fund shares of the same classes to you. As a result, you will have the same amount invested in Class A shares and/or Class B shares of the Growth Fund that you have invested in those share classes of the Partners Growth Fund at the effective time. The Funds' manager, Principal Management Corporation, is also a party to the Plan and has agreed to pay all expenses incurred by the Funds in connection with the Plan.

Both Funds are Maryland corporations organized by Principal Life Insurance Company ("Principal Life") and registered as open-end, management investment companies under the Investment Company Act of 1940 (the "Investment Company Act"). The Growth Fund is a diversified investment company; the Partners Growth Fund is not. The Growth Fund's primary investment objective is to seek long-term growth of capital and secondarily growth of investment income. The investment objective of the Partners Growth Fund is to seek long-term growth of capital. Both Funds pursue these investment objectives by investing at least 80% of their assets in common stocks of companies with large market capitalizations (those with market capitalizations similar to companies in the Russell 1000 Index) at the time of purchase.

This prospectus/proxy statement sets forth concisely the information you should know before voting on the proposed Plan. You should retain it for future reference.


The prospectuses and Statements of Additional Information for the Growth Fund and the Partners Growth Fund dated March 1, 2002 have been filed with the Securities and Exchange Commission ("SEC") and are available without charge by writing to the Funds or their manager at their principal executive offices, 680 8th Street, Des Moines, Iowa 50392-0200 or by telephoning toll-free 1-800-247-4123. The prospectuses of the Growth Fund and Partners Growth Fund dated March 1, 2002 and the Statement of Additional Information dated August 19, 2002 relating to this prospectus/ proxy statement are incorporated herein by reference. A copy of the Growth Fund's prospectus accompanies this prospectus/proxy statement.

                             _____________________

THE SEC HAS NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              _____________________

                       The date of this prospectus/proxy
                          statement is August 19, 2002

                           PROSPECTUS/PROXY STATEMENT

                               TABLE OF CONTENTS


INTRODUCTION AND VOTING INFORMATION...................................     9
  Special Meeting; Voting of Proxies; Adjournment.....................     9
  Proxy Solicitation..................................................     9
  Revocation of Proxies...............................................     10
  Additional Information..............................................     10
SUMMARY ..............................................................
10
  The Plan............................................................     10
  Reasons for the Plan................................................     10
  Investment Objectives and Policies..................................     11
  Fees and Expenses of the Funds......................................     12
  Purchases...........................................................     14
  Exchanges...........................................................     14
  Redemption Procedures and Fees......................................     14
  Dividends and Distributions.........................................     14
  Federal Income Tax Consequences of the Proposed Combination.........     14
  Costs and Expenses..................................................     15
  Continuation of Shareholder Accounts................................     15
PRINCIPAL RISK FACTORS................................................     15
THE PLAN..............................................................     16
  Agreement and Plan of Acquisition...................................     16
  Description of Securities to Be Issued..............................     17
  Reasons for the Proposed Combination................................     17
  Federal Income Tax Consequences.....................................     18
  Capitalization......................................................     18
MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE...........................     19
COMPARISON OF INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS........     19
ADDITIONAL INFORMATION ABOUT THE FUNDS................................     23
PROPOSALS OF SHAREHOLDERS.............................................     23
OTHER BUSINESS........................................................     23

APPENDIX A: FORM OF AGREEMENT AND PLAN OF ACQUISITION.................     24

                      INTRODUCTION AND VOTING INFORMATION

SPECIAL MEETING; VOTING OF PROXIES; ADJOURNMENT
-----------------------------------------------
We are furnishing this prospectus/proxy statement to you as shareholders of the Partners Growth Fund in connection with the solicitation by the Board of Directors of the Partners Growth Fund of proxies to be used at a special meeting of the shareholders of the Partners Growth Fund to be held on October 16, 2002 and at any adjournment thereof. The purpose of the meeting is to vote on the Agreement and Plan of Acquisition to which the Partners Growth Fund, the Growth Fund and the manager of those Funds, Principal Management Corporation, are parties. The Plan provides for the combination of the Partners Growth Fund with the Growth Fund, as more fully described below. The prospectus/ proxy statement is first being furnished to shareholders on or about August 19, 2002.

THE BOARD OF DIRECTORS OF THE PARTNERS GROWTH FUND HAS APPROVED THE PLAN AND RECOMMENDS THAT THE SHAREHOLDERS OF THE PARTNERS GROWTH FUND VOTE FOR THE PLAN AND THE TRANSACTIONS WHICH IT CONTEMPLATES.

Shareholders of record of the Partners Growth Fund at the close of business on August 12, 2002, the record date, are entitled to vote at the meeting. As of the record date, the Partners Growth Fund had 2,203,629.47 Class A shares and 716,078.10 Class B shares outstanding and entitled to be voted. Shareholders are entitled to one vote for each share of each Class held. A quorum must be present at the meeting for the transaction of business. The holders of record of one-third of the shares outstanding at the close of business on the record date present in person or represented by proxy will constitute a quorum for the meeting. The approval of the Plan requires the affirmative vote of a majority of all the votes entitled to be cast by shareholders of the Partners Growth Fund. Abstentions and broker non-votes (proxies from brokers or nominees indicating that they have not received instructions from the beneficial owners on an item for which the broker or nominee does not have discretionary power) are counted toward a quorum but do not represent votes cast for the Plan or any other issue. If the shareholders of the Partners Growth Fund do not approve the Plan, the Funds will consider possible alternative arrangements, and Principal Management Corporation will continue to manage the Partners Growth Fund.

The proxies will vote in accordance with your direction, as indicated on your proxy ballot, if the proxy ballot is received and is properly executed. If you properly execute your proxy ballot and give no voting instructions with respect to the Plan, the proxies will vote your shares in favor of the Plan. The proxies, in their discretion, may vote upon such other matters as may properly come before the meeting. We are not aware of any other matters expected to come before the meeting.

If either (i) a quorum is not present at the meeting or (ii) a quorum is present but sufficient votes in favor of approving the Plan are not received by 12:00 Noon C.D.T., October 16, 2002, then the persons named as proxies in the enclosed form of proxy may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of at least a majority of the Partners Growth Fund Shares represented, in person or by proxy, at the session of the meeting to be adjourned. The proxies will vote those proxies that they are required to vote FOR the Plan in favor of such an adjournment and will vote those proxies required to be voted AGAINST the Plan against such an adjournment.

PROXY SOLICITATION
------------------
We will solicit proxies primarily by mail. Additional solicitations may be made by internet, telephone, facsimile or personal contact by officers or employees of the Partners Growth Fund or Principal Management Corporation who will not be specially compensated for these services. In addition, the Partners Growth Fund has retained D.F. King & Co., Inc. to solicit proxies for estimated fees and expenses of $28,000 for the services it provides to the Partners Growth Fund. Principal Management Corporation will bear the costs of the meeting, including costs of preparing and mailing the notice, the prospectus/proxy statement, and the proxy ballot and of soliciting proxies. Banks, brokers, and other persons holding Partners Growth Fund shares as nominees will be reimbursed for their reasonable expenses incurred in sending proxy materials to and obtaining voting information from the beneficial owners of those shares.

The vote of the shareholders of the Growth Fund is not being solicited because their approval or consent is not necessary for the approval of the Plan.

REVOCATION OF PROXIES
---------------------
You may revoke your proxy: (i) at any time prior to the proxy's exercise by sending written notice to the Secretary of the Partners Growth Fund, at 680 8th Street, Des Moines, Iowa, 50392-0200 prior to the meeting; (ii) by the subsequent execution and return of another proxy prior to the meeting; or (iii) by being present and voting in person at the meeting after giving oral notice of revocation to the Chairman of the meeting.

ADDITIONAL INFORMATION
----------------------
On August 12, 2002, the directors and officers of the Partners Growth Fund together owned less than 1% of its outstanding shares and the directors and officers of the Growth Fund together owned less than 1% of its outstanding shares. Principal Life, Des Moines, Iowa, 50392-0200, an Iowa life insurance company and the parent of the manager of the Funds, owned of record and beneficially, either directly or through subsidiaries, none of the outstanding shares of the Growth Fund and 13.63% of the outstanding shares of the Partners Growth Fund (including 13.53% of the Class A shares and 13.96% of the Class B shares) and, based on those holdings, would own at the effective time 2.48% of the outstanding shares of the Growth Fund (2.27% of the Class A shares and 3.40% of the Class B shares). The ultimate parent of Principal Life is Principal Financial Group, Inc. The Funds do not know of any other person who owned at the record date, or will own at the effective time, of record or beneficially 5% or more of the outstanding shares of either Fund.

                                    SUMMARY

The following is a summary of certain information contained or incorporated by reference in this prospectus/proxy statement. It is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus/proxy statement.

THE PLAN
--------
You are being asked to approve the Plan, which provides for the combination of the Partners Growth Fund with the Growth Fund. Under the Plan, at the effective time on the closing date, the Growth Fund will acquire all the assets and assume all the liabilities of the Partners Growth Fund and issue to the Partners Growth Fund shares of its Class A and Class B common stock having a value equal to the net assets acquired attributable to each share class. Immediately thereafter, the Partners Growth Fund will distribute all the Growth Fund shares to its Class A and Class B shareholders and thereby redeem all its outstanding shares. Each Partners Growth Fund shareholder will receive Growth Fund shares equal in value to the shares of the same class of the Partners Growth Fund held by the shareholder at the effective time. We expect the effective time will be 3:00 p.m. C.S.T. on October 31, 2002, although the effective time is dependent upon the receipt of an exemptive order from the SEC permitting the transaction.

REASONS FOR THE PLAN
--------------------
We believe that the Plan will provide shareholders of the Partners Growth Fund with an investment in a larger growth-oriented fund with a more favorable expense ratio and greater possibilities for economies of scale than are likely with the Partners Growth Fund. The table below reflects the investment performance of each of the Funds for the periods ended June 30, 2002.

                                             TOTAL RETURN WITH MAXIMUM SALES CHARGE
                                             --------------
          FUND                             CLASS A                                CLASS B
          ----             ---------------------------------------   ----------------------------------
                                                          10-YR.
                              1-YR.          5-YR.        ------     1-YR.      5-YR.     SINCE 12/9/94*
                              -----          -----                   -----      -----     --------------
 Growth                      -30.53%        -4.87%         5.51%     -30.49%   -4.76%         4.77%
 Partners Growth             -33.22%       -35.79%**        N/A      -33.16%  -35.72%**        N/A

                                                                   TOTAL RETURN AT NET ASSET VALUE
                                                                   --------------------------
                 FUND                                        CLASS A                                    CLASS B
                 ----                    --------------------------------------------      ----------------------------------
                                                                                 10-YR.
                                                  1-YR.               5-YR.      ------    1-YR.      5-YR.     SINCE 12/9/94*
                                                  -----               -----                -----      -----     --------------
 Growth                                          -27.07%             -3.95%       6.02%    -27.59%   -4.53%         4.77%
 Partners Growth                                 -29.91%            -34.43%**      N/A     -30.37%  -34.98%**        N/A
 *Inception Date of Class B shares
 **Since the Partners Growth Fund inception date, March 1, 2000.

The Partners Growth Fund uses an investment strategy of investing in a relatively small number of companies that exhibit accelerating earnings and relative price strength. This investment strategy, often referred to as "momentum investing" has become unpopular with many investors due to the relative risk and volatility. In addition, the Partners Growth Fund, whose inception was in March 2000, has a history of under-performance relative to other largecap growth funds. As of April 30, 2002, the Fund's percentile rankings relative to all funds in Morningstar's LargeCap Growth category were:

                       . Year-to-Date = 71st percentile
                       . one-year period = 80th percentile

In part as a result of the decreasing popularity of the Partners Growth Fund's investment style and the Fund's continuous under-performance, the Partners Growth Fund has remained small. The Partners Growth Fund's small asset size is insufficient to generate a competitive expense ratio. For example, the expense ratio of the Partners Growth Fund's Class A shares, before waiver, was 2.52% versus an average of 1.33% for Morningstar's LargeCap Growth category (based on the oldest share class of each fund, generally the Class A shares, and excluding Index Funds) as of May 31, 2002.


The Partners Growth Fund's Board has concluded that the Partners Growth Fund's investment style and performance track record will remain a significant hindrance to sales and that the Partners Growth Fund's expense ratio will remain uncompetitive, and that it would be appropriate to stop offering shares of the Partners Growth Fund and to permit the Growth Fund to acquire the assets of the Partners Growth Fund. The Board of the Partners Growth Fund, including all of the directors who are not interested persons of the Partners Growth Fund, has determined that the Plan is consistent with the best interests of the Partners Growth Fund and its shareholders, that the terms of the Plan are fair and reasonable and that the interests of the shareholders of the Partners Growth Fund will not be diluted as a result of the transactions contemplated by the Plan.

INVESTMENT OBJECTIVES AND POLICIES
----------------------------------
The primary investment objective of the Growth Fund is to seek long-term growth of capital and secondarily growth of investment income. The investment objective of the Partners Growth Fund is to seek long-term growth of capital. Both Funds invest primarily in equity securities of large U.S. companies, but the Partners Growth Fund invests in fewer companies than the Growth Fund. Thus, while the risks of investing in stock funds in general are similar for the Funds, the Funds have different risks due to the extent to which each is diversified.

INVESTMENT ADVISORY SERVICES
----------------------------
Principal Management Corporation ("the Manager") serves as investment advisor to the Growth Fund and Partners Growth Fund. The Manager has entered into a sub-advisory agreement with Invista Capital Management, LLC ("Invista") to provide investment advisory services to the Growth Fund. Invista is an indirect wholly-owned subsidiary of Principal Life Insurance Company and an affiliate of the Manager. The Manager has entered into a sub-advisory agreement with Duncan-Hurst Capital Management Inc. (Duncan-Hurst) to provide investment advisory services to the Partners Growth Fund. Duncan-Hurst is not an affiliate of the Manager.

The Manager pays Invista a smaller percentage of the fee it receives from the Growth Fund compared to the percentage it pays to Duncan-Hurst from fees it receives from the Partners Growth Fund. The Manager also currently waives a portion of the management fee for services it provides to the Partners Growth Fund. If the Plan is approved, the combined assets of the Funds will be sub-advised by an affiliated sub-advisor, the Manager will retain a larger portion of the advisory fees paid with respect to the former assets of the Partners Growth Fund and none of such fees will be paid to an unaffiliated sub-advisor.

FEES AND EXPENSES OF THE FUNDS
------------------------------
This table describes the fees and expenses that you may pay if you buy and hold shares of either Fund.

                              SHAREHOLDER FEES
                  (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
                                         CLASS A                 CLASS B
                                         -------          ---------------------
 Maximum sales charge imposed
 on purchases (as a % of
 offering price)                         4.75%/(1)/              None
 Maximum Contingent Deferred
 Sales Charge ("CDSC") (as a%
 of dollars subject to charge)         None/(2)/                 4.00/(3)/
 Redemption or Exchange Fee      1.00%/(4)(5)/                   1.00/(5)/
                                            /                       /
///(1)/
   Sales charges are reduced or eliminated for purchases of $50,000 or more./
   /
///(2)/
   A contingent deferred sales charge of 1% applies on certain redemptions made within 18 months following purchases of $1 million or more made without a sales charge.//
///(3)/Contingent deferred sales charges are reduced after 12 months and eliminated after 6 years.
///(4)/
   Redemption fees are charged on redemptions of $30,000 or more of shares redeemed within 30 days after they are purchased.
///(5)/
   Exchange fees are charged on redemptions of $30,000 or more of shares exchanged within 30 days after they are purchased.



ONE-TIME FEES
      . You may pay a one-time sales charge for each purchase (Class A shares)
        or redemption (Class B shares).
      . Class A shares may be purchased at a price equal to the share price plus an initial sales charge. Investments of $1 million or more of Class A shares are sold without an initial sales charge but may be subject to a CDSC at the time of redemption.
      . Class B shares have no initial sales charge but may be subject to a CDSC. If you sell (redeem) shares and the CDSC is imposed, it will reduce the amount of sales proceeds.
      . A redemption fee of 1.00% is charged on redemptions of Class A shares of $30,000 or more if the shares were purchased within 30 days of the redemption. The fee is calculated as a percentage of market value at the time the shares are redeemed.
      . An exchange fee of 1.00% is charged on exchanges of $30,000 or more among the Funds if the shares were purchased within 30 days of the exchange. The fee is calculated as a percentage of market value at the time the shares are exchanged.

The operating expenses attributable to the Class A and Class B shares of the Funds (as a percentage of the average daily net assets) for the fiscal year ended October 31, 2001 were as follows:

                                          PARTNERS GROWTH FUND                                    GROWTH FUND
                                          --------------------                                    -----------
 FUND OPERATING EXPENSES           CLASS A                   CLASS B                   CLASS A                    CLASS B
 -----------------------           -------                   -------                   -------                    -------
 Management Fees                    0.90%*                    0.90%*                    0.57%                      0.57%
 12b-1 Fees                         0.25                      0.87                      0.25                       0.72
 Other Expenses                     1.54                      1.72                      0.48                       0.59
 Total Operating Expenses           2.69%                     3.49%                     1.30%                      1.88%
*The Manager has voluntarily agreed to waive a portion of its fee for the Partners Growth Fund. The Manager intends to continue the waiver and, if necessary, pay expenses normally payable by the Partners Growth Fund through the period ending February 28,
 2003. The effect of the waiver is to reduce the Partners Growth Fund's annual operating expenses. The waiver will maintain a total level of operating expenses (expressed as a percent of average net assets attributable to a Class on an annualized basis)
 not to exceed:
  1.95% for Class A Shares
  2.70% for Class B Shares

The Growth Fund's expenses, assuming implementation of the Plan on November 1, 2000, as a percentage of average daily net assets are as follows:

                                                                          GROWTH FUND
                                                                          -----------
                    FUND OPERATING EXPENSES                         CLASS A          CLASS B
                    -----------------------                         -------          -------
 Management Fees                                                     0.57%            0.57%
 12b-1 Fees                                                          0.25             0.73
 Other Expenses                                                      0.49             0.58
                                                                     ----             ----
 Total Operating Expenses                                            1.31%            1.88%



The following is an example of the effect of the operating expenses of the Funds. The examples assume (1) a 5% annual return, and (2) the Funds' operating expenses remain the same. Although your actual costs may be higher or lower, you would pay the following expenses on a $10,000 investment in shares of the Funds, based upon these assumptions:

                                                              IF YOU SELL YOUR SHARES
                             -----------------------------------------------------------------------------------------
                                                        NUMBER OF YEARS YOU OWN YOUR SHARES
                             -----------------------------------------------------------------------------------------
                                            1 YEAR                     3 YEARS           5 YEARS           10 YEARS
                             ------------------------------------  ---------------   ---------------   ---------------
                                  CLASS A            CLASS B       CLASS A  CLASS B  CLASS A  CLASS B  CLASS A  CLASS B
                                  -------            -------       -------  -------  -------  -------  -------  -------
 Growth Fund                       $601               $603         $  868   $  920   $1,154   $1,249   $1,968   $1,979
 Partners Growth Fund               734                758          1,271    1,385    1,832    2,028    3,354    3,504


                                                     IF YOU DO NOT SELL YOUR SHARES
                       -----------------------------------------------------------------------------------------
                                                  NUMBER OF YEARS YOU OWN YOUR SHARES
                       -----------------------------------------------------------------------------------------
                                      1 YEAR                     3 YEARS           5 YEARS           10 YEARS
                       ------------------------------------  ---------------   ---------------   ---------------
                            CLASS A            CLASS B       CLASS A  CLASS B  CLASS A  CLASS B  CLASS A  CLASS B
                            -------            -------       -------  -------  -------  -------  -------  -------
 Growth Fund                 $601               $191         $  868   $  591   $1,154   $1,016   $1,968   $1,979
 Partners Growth Fund         734                352          1,271    1,071    1,832    1,812    3,354    3,504



The following is an example of the effect of the operating expenses of the Funds, assuming implementation of the Plan on November 1, 2000. The examples assume (1) a 5% annual return, and (2) the Funds' operating expenses remain the same. Although your actual costs may be higher or lower, you would pay the following expenses on a $10,000 investment in shares of the Funds, based upon these assumptions:

                                                        IF YOU SELL YOUR SHARES
                       -----------------------------------------------------------------------------------------
                                                  NUMBER OF YEARS YOU OWN YOUR SHARES
                       -----------------------------------------------------------------------------------------
                                      1 YEAR                     3 YEARS           5 YEARS           10 YEARS
                       ------------------------------------  -------------     ---------------   ---------------
                            CLASS A            CLASS B       CLASS A  CLASS B  CLASS A  CLASS B  CLASS A  CLASS B
                            -------            -------       -------  -------  -------  -------  -------  -------
 Growth Fund                 $602               $603          $870     $920    $1,159   $1,249   $1,979   $1,979


                                                     IF YOU DO NOT SELL YOUR SHARES
                       -----------------------------------------------------------------------------------------
                                                  NUMBER OF YEARS YOU OWN YOUR SHARES
                       -----------------------------------------------------------------------------------------
                                      1 YEAR                     3 YEARS           5 YEARS           10 YEARS
                       ------------------------------------  -------------     ---------------   ---------------
                            CLASS A            CLASS B       CLASS A  CLASS B  CLASS A  CLASS B  CLASS A  CLASS B
                            -------            -------       -------  -------  -------  -------  -------  -------
 Growth Fund                 $602               $191          $870     $591    $1,159   $1,016   $1,979   $1,979

PURCHASES
---------
Each Fund offers its shares for sale through Princor Financial Services Corporation, a broker-dealer that is also the principal underwriter for the Funds, or other dealers which it selects.

ONGOING FEES
------------
Each Fund pays ongoing fees to its Manager, Underwriter and others who provide services to the Fund. They reduce the value of each share you own.

DISTRIBUTION (12B-1) FEES
-------------------------
Each of the Funds has adopted a Distribution Plan under Rule 12b-1 of the Investment Company Act of 1940. Under the Distribution Plans, the Funds pay a fee to Princor based on their average daily net asset values. These ongoing fees pay expenses relating to distribution fees for sales of shares of the Funds and for services provided by Princor and other selling dealers to shareholders. Because they are ongoing fees, over time they may exceed other types of sales charges.
                . Class A shares ..................0.25%
                . Class B shares ..................1.00%

EXCHANGES
---------
Shares of both Funds may be exchanged, without a sales charge or CDSC, for shares of the same class of other funds sponsored by Principal Life Insurance Company. If Class B shares of the Funds are exchanged for Class B shares of other funds, the shares acquired will be subject to the applicable CDSC imposed by the new fund; however, the holding period of the Class B shares exchanged is added to the holding period of the Class B shares acquired for purposes of determining the applicable charge.

REDEMPTION PROCEDURES AND FEES
------------------------------
Shares of the Funds may be redeemed at a price equal to the net asset value of the shares next computed following the receipt of a request for redemption in proper form.

The amount you receive will be reduced by any applicable CDSC or redemption fee. Generally, the sale proceeds are sent out on the next business day after the sell order has been placed.


DIVIDENDS AND DISTRIBUTIONS
---------------------------
The Growth Fund and Partners Growth Fund pay their net investment income on an annual basis. Payments are made to shareholders of record on the business day prior to the payment date. The payment date is December 19th (or previous business day).

Net realized capital gains, if any, are distributed annually. Generally the distribution is made on the second business day of December. Payments are made to shareholders of record on the business day prior to the payable date. Capital gains may be taxable at different rates, depending on the length of time that the Fund holds its assets.


Immediately prior to the reorganization, each of the Funds will pay a dividend or dividends which, together with all previous dividends, will have the effect of distributing to their respective shareholders all of their investment company taxable income for taxable years ending on or prior to the reorganization (computed without regard to any deduction for dividends paid) and all of its net capital gains, if any, realized in taxable years ending on or prior to the reorganization (after reduction for any available capital loss carry forward). Such dividends will be included in the taxable income of each Fund's respective shareholders.


FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED COMBINATION
-----------------------------------------------------------
The combination will be a tax-free "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). In the opinion of tax counsel to the Funds, no gain or loss will be recognized by either Fund or its shareholders in connection with the combination, and the tax cost basis of the Growth Fund shares received by Partners Growth Fund shareholders will equal the tax cost basis of their shares in the Partners Growth Fund and their holding period of the Growth Fund shares will include the time during which the shareholders held the Partners Growth Fund shares.

COSTS AND EXPENSES
------------------
Principal Management Corporation will bear all out-of-pocket fees and expenses incurred by the Funds in connection with the transactions contemplated by the Plan.

CONTINUATION OF SHAREHOLDER ACCOUNTS
------------------------------------
At the effective time, you will cease to be a shareholder of the Partners Growth Fund and will become a shareholder of the Growth Fund owning Class A shares and/or Class B shares of the Growth Fund having the same value as the investment you had in the Partners Growth Fund at the effective time.

                             PRINCIPAL RISK FACTORS

The primary investment objective of the Growth Fund is to seek long-term growth of capital and secondarily growth of investment income. The investment objective of the Partners Growth Fund is to seek long-term growth of capital. Both Funds invest primarily in equity securities of large U.S. companies, but the Partners Growth Fund invests in fewer companies than the Growth Fund. Thus, while the risks of investing in stock funds in general are similar for the Funds, the Funds have different risks due to the extent to which each is diversified. As with all mutual funds, as the values of the assets of Growth Fund and Partners Growth Fund rise or fall, the Funds' share prices change. If you sell your shares when their value is less than the price you paid, you will lose money.

MAIN RISKS FOR GROWTH FUND
Because it purchases equity securities, the Growth Fund is subject to the risk that stock prices will fall over short or extended periods of time. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. In response, the price of securities issued by such companies may decline. These factors contribute to price volatility, which is the principal risk of investing in the Growth Fund.

Foreign stocks carry risks that are not generally found in stocks of U.S. companies. These include the risk that a foreign security could lose value as a result of political, financial and economic events in foreign countries. In addition, foreign securities may be subject to securities regulators with less stringent accounting and disclosure standards than are required of U.S. companies.


In addition, the Growth Fund is subject to the risk that its principal market segment, large capitalization growth stocks, may under-perform compared to other market segments or to the equity markets as a whole. The securities purchased by the Growth Fund present greater opportunities for growth because of high potential earnings growth, but may also involve greater risks than securities that do not have the same potential. The value of the Growth Fund's securities may fluctuate on a daily basis. As with all mutual funds, as the values of the Growth Fund's assets rise or fall, the fund's share price changes. If you sell your shares when their value is less than the price you paid, you will lose money.

MAIN RISKS FOR PARTNERS GROWTH FUND
While stocks have historically been a leading choice of long-term investors, they do fluctuate in price. The value of the stocks owned by the Partners Growth Fund changes on a daily basis. The current price reflects the activities of individual companies and general market conditions. In the short-term, stock prices fluctuate dramatically in response to these factors. As a result, the value of an investment in the Partners Growth Fund will go up and down. As with all mutual funds, as the values of the Partners Growth Fund's assets rise or fall, the fund's share price changes. If you sell your shares when their value is less than the price you paid, you will lose money.

Because different types of stocks tend to shift in and out of favor depending on market and economic conditions, the Partners Growth Fund's performance may sometimes be lower or higher than that of other funds.


Foreign stocks carry risks that are not generally found in stocks of U.S. companies. These include the risk that a foreign security could lose value as a result of political, financial and economic events in foreign countries. In addition, foreign securities may be subject to securities regulators with less stringent accounting and disclosure standards than are required of U.S. companies.

The Partners Growth Fund may actively trade portfolio securities in an attempt to achieve its investment objective. Active trading will cause an increased portfolio turnover rate that increases the Partners Growth Fund's trading costs and may have an adverse impact on performance.


The Partners Growth Fund is a non-diversified company, as defined in the Investment Company Act of 1940, as amended, which means that a relatively high percentage of assets of the Partners Growth Fund may be invested in the obligations of a limited number of issuers. The value of the shares of the Partners Growth Fund may be more susceptible to a single economic, political or regulatory occurrence than the shares of a diversified investment company.

                                    THE PLAN

AGREEMENT AND PLAN OF ACQUISITION
---------------------------------
The terms of the Plan are summarized below. The summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A.

Under the Plan, the Growth Fund will acquire all the assets and assume all the liabilities of the Partners Growth Fund and will issue to the Partners Growth Fund the number of shares of Class A and Class B Common Stock of the Growth Fund that have a net asset value equal to the net asset value attributable to Class A
and Class B shares of the Partners Growth Fund.   We expect that the closing
date will be October 31, 2002, assuming shareholder approval of the Plan and the obtaining of an SEC order permitting the transaction, and that the effective time will be the close of regular trading on the NYSE at 4:00 P.M., Eastern Time, on that date. The Funds will determine their net asset values as of the effective time using the procedures described in the Growth Fund's prospectus (which are indentical to the procedures applicable to the Partners Growth Fund). The Growth Fund will issue to the Partners Growth Fund a number of Class A and Class B shares equal to the value of the net assets of the Partners Growth Fund Class A and Class B shares outstanding at the effective time. The Partners Growth Fund will be managed such that at the effective time it will hold only cash or other securities that are eligible investments for the Growth Fund.


Immediately after the effective time, the Partners Growth Fund will distribute to you its Growth Fund shares of the same class as the shares you own of the Partners Growth Fund in exchange for all your Partners Growth Fund shares of that class. Each Partners Growth Fund shareholder will receive shares of the Growth Fund that are equal in value to the shares of the class of the Partners Growth Fund that are given up by the shareholder in the exchange. In connection with the exchange, the Growth Fund will credit on its books an appropriate number of its shares to the account of each Partners Growth Fund shareholder, and the Partners Growth Fund will cancel on its books all its shares registered to the account of that shareholder. Any outstanding certificate for Partners Growth Fund shares that is not surrendered will be deemed to represent the number of Growth Fund shares for which the Partners Growth shares have been exchanged. After the effective time, the Partners Growth Fund will dissolve in accordance with applicable law.


The consummation of the transactions contemplated by the Plan is subject to the approval of the Plan by the shareholders of the Partners Growth Fund, the continued correctness at the closing of the representations and warranties of the Partners Growth Fund in the Plan, the delivery by the Partners Growth Fund to the Growth Fund of a list of assets and liabilities being transferred and the Partners Growth Fund's receipt of an SEC order permitting the transaction. The Plan may be amended in any manner mutually-agreeable to the Funds, except that no amendment may be made to the Plan which in the opinion of the Board of Directors of the Partners Growth Fund would materially adversely affect the interests of the shareholders of that Fund. Either Fund may terminate the Plan at any time before the effective time if it believes that consummation of the transactions contemplated by the Plan would not be in the best interests of its shareholders.


Principal Management Corporation, the manager of the Funds, will pay all fees and out-of-pocket expenses incurred by the Funds in connection with the transactions contemplated by the Plan.

DESCRIPTION OF SECURITIES TO BE ISSUED
--------------------------------------
The Class A and Class B Shares of the Growth Fund are shares of common stock, par value $.01 per share. They have the same rights with respect to the Growth Fund as the Class A and Class B Shares of the Partners Growth Fund have with respect to the Partners Growth Fund. Each share is entitled to one vote and has equal rights with every other share as to dividends, earnings, voting, assets and redemption. There is no cumulative voting for directors. Shares are fully paid and non-assessable, have no preemptive or conversion rights and are freely transferable. Each fractional share has proportionately the same rights as are provided for a full share. As of August 12, 2002, the Growth Fund had 10,908,331.47 Class A shares and 2,224,402.11 Class B shares outstanding.

REASONS FOR THE PROPOSED COMBINATION
------------------------------------
The Partners Growth Fund uses an investment strategy of investing in a relatively small number of companies that exhibit accelerating earnings and relative price strength. This investment strategy, often referred to as "momentum investing" has become unpopular with many investors due to the relative risk and volatility. In addition, the Partners Growth Fund, whose inception was in March 2000, has a history of under-performance relative to other largecap growth funds. As of April 30, 2002, the Fund's percentile rankings relative to all funds in Morningstar's LargeCap Growth category were:
                       . Year-to-Date = 71st percentile
                       . 1-year period = 80th percentile

In part as a result of the decreasing popularity of the Fund's investment style and the Fund's continuous under-performance, the Fund has remained small. The Fund's small asset size is insufficient to generate a competitive expense ratio. For example, the expense ratio of the Fund's Class A shares was 2.52% versus an average of 1.33% for Morningstar's LargeCap Growth category (based on the oldest share class of each fund, generally the Class A shares, and excluding Index Funds) as of May 31, 2002.


The Partners Growth Fund's Board has concluded that the Partners Growth Fund's investment style and performance track record will remain a significant hindrance to sales and that the Fund's expense ratio will remain uncompetitive, and that it would be appropriate to stop offering shares of the Partners Growth Fund and to permit the Growth Fund to acquire the assets of the Partners Growth Fund. The Board of the Partners Growth Fund, including all of the directors who are not interested persons of the Fund, has determined that the Plan is consistent with the best interests of the Partners Growth Fund and its shareholders, that the terms of the Plan are fair and reasonable and that the interests of the shareholders of the Partners Growth Fund will not be diluted as a result of the transactions contemplated by the Plan.


The Plan has been approved by the Board of Directors of each of the Funds, including all of the directors of each Fund who are not "interested persons" of that Fund as defined in Section 2(a)(19) of the Investment Company Act. In approving the Plan, the Boards considered the investment objectives of the two Funds and determined that interests of the existing shareholders in their respective Funds will not be diluted as a result of the transactions contemplated by the Plan. The Partners Growth Fund Board considered the following factors, among others: (1) possible alternatives to the Plan; (2) the terms and conditions of the Plan and whether its implementation would result in dilution of shareholder interests or involve overreaching by any person concerned; (3) the advantages to the Partners Growth Fund's shareholders of investing in a larger asset pool with greater diversification; (4) the possible benefits of a larger asset base to portfolio management of the Growth Fund; (5) any direct or indirect fees or expenses incurred by the Funds as a result of the Plan; (6) expense ratios and available information regarding the fees and expenses of the Funds, including any change in fees or expenses to be paid or borne by shareholders of the Partners Growth Fund (direct or indirectly) as a result of the Plan; (7) comparative investment performances of the Funds; (8) the direct or indirect federal income tax consequences of the Plan to shareholders of the Partners Growth Fund; (9) the continuity of or changes in services to be provided to shareholders following implementation of the Plan; and (10) the compatibility of the investment objectives and policies of the Funds and changes with respect to the investment objectives and policies of the Partners Growth Fund that will result from the Plan.

FEDERAL INCOME TAX CONSEQUENCES
-------------------------------
To be considered a tax-free "reorganization" under Section 368 of the Code, a reorganization must exhibit a continuity of business enterprise. Because the Growth Fund will use a portion of the Partners Growth Fund's assets in its business and will continue the Partners Growth Fund's historic business, the combination of the Partners Growth Fund with the Growth Fund will exhibit a continuity of business enterprise. Therefore, the combination will be considered a tax-free "reorganization," under applicable provisions of the Code. In the opinion of tax counsel to the Funds, no gain or loss will be recognized by either Fund or its shareholders in connection with the combination, the tax cost basis of the Growth Fund shares received by Partners Growth Fund shareholders will equal the tax cost basis of their shares in the Partners Growth Fund, and their holding periods for the Growth Fund shares will include their holding periods for the Partners Growth Fund shares.

As of October 31, 2001, Partners Growth Fund had accumulated capital loss carryforwards in the amount of approximately $6,725,069. After the reorganization, these losses will be available to the Growth Fund to offset its capital gains, although the amount of offsetting losses available in any given year may be limited. As a result of this limitation, it is possible that the Growth Fund may not be able to use these losses as rapidly as the Partners Growth Fund might have, and part of these losses may not be useable at all. The ability of the Growth Fund to absorb losses in the future depends upon a variety of factors that cannot be known in advance, including the existence of capital gains against which these losses may be offset. In addition, the benefits of any capital loss carryfowards currently are available only to shareholders of Partners Growth Fund. After the reorganization, however, these benefits will inure to the benefit of all shareholders of the Growth Fund.


The foregoing is only a summary of the principal federal income tax consequences of the combination and should not be considered to be tax advice. There can be no assurance that the Internal Revenue Service will concur on all or any of the issues discussed above. You may wish to consult with your own tax advisers regarding the federal, state, and local tax consequences with respect to the foregoing matters and any other considerations which may apply in your particular circumstances.

CAPITALIZATION
--------------
The following table shows the capitalization of the Partners Growth Fund and the Growth Fund separately, as of July 31, 2002, and combined in the aggregate (unaudited), as of that date, giving effect to the Plan:

                               PARTNERS GROWTH FUND          GROWTH FUND           COMBINED GROWTH FUND
                               ------------                  -----------           --------------
                               CLASS A     CLASS B      CLASS A       CLASS B      CLASS A       CLASS B
                               -------     -------      -------       -------      -------       -------
 Net Assets                   $7,711,631  $2,467,203  $244,581,911  $48,655,992  $252,293,543  $51,123,196
 Net Asset Value Per Share         $3.48       $3.42        $22.28       $21.64        $22.28       $21.64
 Shares Outstanding            2,214,554     720,418    10,977,123    2,248,720    11,323,246    2,362,731

          MANAGEMENT'S DISCUSSION OF PRINCIPAL GROWTH FUND PERFORMANCE

For the one-year period ended October 31, 2001, the Growth Fund declined 44.63%, lagging the Russell 1000 Growth index, which dropped 39.95%. The Growth Fund's performance benefited from its holdings in financials and health care, which held up during a difficult economic environment. Consumers remained relatively resilient during the year and the portfolio benefited from an overweighted position in these sectors. These positives were offset by the Growth Fund's technology holdings - key components of information technology spending in the U.S. economy. As companies experienced flagging demand, capital spending was put on hold. We continue to believe that we hold market share leaders in the critical parts of technology spending. Moreover, these companies have solid balance sheets and are well managed, suggesting they will weather the storm. Since technology company stock prices can anticipate a resurgence in capital spending by 9 to 12 months, the Growth Fund is maintaining its positions in anticipation of an economic recovery in 2002.

                                             S&P 500                  Lipper                 Morningstar
                               Total Return   Stock                  Large-Cap                  Large
                                                                      Growth                   Growth
Year Ended October     Growth    w/Sales      Index      Total       Fund Avg.       Total    Category      Total
------------------     ---       -------      -----     Return       ---------      Return    --------     Return
31,                               Charge
---                               ------
                        9,525                  10,000                      10,000                10,000
               1992    10,931        14.76%    10,997      9.97%           10,786      7.86%     10,764        7.64%
               1993    12,006         9.83%    12,637     14.91%           12,627     17.07%     12,624       17.28%
               1994    13,185         9.82%    13,125      3.86%           12,821      1.54%     12,919        2.34%
               1995    16,256        23.29%    16,591     26.41%           15,895     23.98%     16,110       24.70%
               1996    17,979        10.60%    20,586     24.08%           18,831     18.47%     19,065       18.34%
               1997    23,292        29.55%    27,194     32.10%           23,968     27.28%     24,092       26.37%
               1998    26,825        15.17%    33,174     21.99%           26,274      9.62%     27,793       15.36%
               1999    31,509        17.46%    41,686     25.66%           32,349     23.12%     38,249       37.62%
               2000    35,492        12.64%    44,225      6.09%           37,318     15.36%     44,663       16.77%
               2001    20,631       -41.87%    33,213    -24.90%           22,865    -38.73%     27,280      -38.92%


                Average Annual Total Returns
                  as of October 31, 2001
        Class   1 Year  5 Year  10 Year  Life of Fund
        A       -44.63% 1.80%   7.51%
        B       -43.71% 1.94%   -         7.14%*
        C       -43.24% -       -       -18.93%**
        R       -42.13% 2.31%   -         2.29%***

Note: Past performance is not predictive of future performance.
The performance of Class B, Class C and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

*       Since inception date 12/9/94
**      Since inception date 6/30/99
***     Since inception date 2/29/96
LOGO


Due to continuing concerns about the U.S. economy, growth stocks underperformed value stocks over the past year. However, growth stocks have outperformed value since market lows were established after the September 11 terrorist attacks. Since the beginning of the year, the Federal Reserve has aggressively lowered the federal funds rate from 6.5% to 2.5% as of October 31, 2001. Moreover, inflation will likely remain tame due to slowing economic activity. Although we expect the economy to pause in the wake of the political events, we think the aggressive monetary and fiscal policy will eventually take hold. Accordingly, we think the recent gains in the stock market reflect expectations of an economic recovery later next year. If so, the rising stock market and low inflation will be a positive for growth stocks over the next year.


We believe continuing declines in inflation will make growth stock investing very rewarding over the long term. In an economy where corporations are unable to raise prices, growth will be highly valued. Despite the difficult downturn in capital spending over the past year, U.S. corporations will continue their investments in innovation and productivity enhancing products once the economy improves. Technology, health care, financials, consumer cyclicals and communications will likely offer above average growth over the next three to five years.

         COMPARISON OF INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

The investment objectives of the Funds are fundamental and certain investment restrictions which are designated as such in each Fund's prospectus or statement of additional information are fundamental policies that may not be changed without approval by the holders of the lesser of: (i) 67% of the Fund's shares present or represented at a shareholder's meeting at which the holders of more than 50% of such shares are present or represented by proxy; or (ii) more than 50% of the outstanding shares of the Fund. All other investment policies and restrictions are not fundamental and may be changed by a Fund's Board of Directors without shareholder approval.

GROWTH FUND
-----------
The Growth Fund seeks long-term growth of capital and secondarily growth of investment income through the purchase primarily of common stocks, but the Growth Fund may invest in other securities.

GROWTH FUND STRATEGY
The Growth Fund invests primarily in common stocks and other equity securities of large capitalization companies with strong earnings growth potential. Under normal market conditions, the Growth Fund invests at least 80% of its assets in common stocks of companies with large market capitalizations (those with market capitalizations similar to companies in the Russell 1000 Growth Index) at the time of purchase. Market capitalization is defined as total current market value of a company's outstanding common stock.

The Sub-Advisor, Invista, uses a bottom-up approach in its selection of individual securities that it believes have an above average potential for earnings growth. Selection is based on fundamental analysis of a company relative to other companies with the focus being on Invista's assessment of current and future sales growth and operating margins. Companies meeting these criteria typically have progressed beyond the development stage and are focused on growing the business. Up to 25% of Growth Fund assets may be invested in foreign securities.


Invista places strong emphasis on companies it believes are guided by high quality management teams with a proven ability to execute. In addition, the Growth Fund attempts to identify and emphasize those companies that are market leaders possessing the ability to control pricing and margins in their respective industries. Invista constructs a portfolio that is "benchmark aware" in that it is sensitive to the sector (companies with similar characteristics) and security weightings of its benchmark. However, the Growth Fund is actively managed and prepared to over- and/or under-weight sectors and industries differently from the benchmark.

PARTNERS GROWTH FUND
--------------------
The Partners Growth Fund seeks to achieve long-term growth of capital by investing primarily in common stocks of larger capitalization domestic companies.

PARTNERS GROWTH FUND STRATEGY
The Partners Growth Fund is a non-diversified fund that invests primarily in equity securities of companies in the U.S. with comparatively larger market capitalizations. Under normal market conditions, the Partners Growth Fund invests at least 80% of its assets in common stocks of companies with large market capitalizations (those with market capitalizations similar to companies in the Russell 1000 Index) at the time of purchase. In addition, the Partners Growth Fund may invest up to 25% of its assets in securities of foreign issuers.

In selecting securities for investment, the Sub-Advisor, Duncan-Hurst, looks at stocks it believes have prospects for above average growth over an extended period of time. Duncan-Hurst seeks to identify companies with accelerating earnings growth and positive company fundamentals. While economic forecasting and industry sector analysis play a part in its research effort, Duncan-Hurst's stock selection process begins with individual company analysis. This is often referred to as a bottom-up approach to investing. From a group of companies that meet Duncan-Hurst's standards, it selects the securities of those companies that it believes will have accelerating earnings growth. In making this determination, Duncan-Hurst considers certain characteristics of a particular company including new product development, management change and competitive market dynamics


In addition to having similar investment objectives, the Funds have many similar investment policies and restrictions.


GROWTH FUND INVESTMENT POLICIES AND RESTRICTIONS

Fundamental Restrictions
------------------------
Each of the following restrictions for the Growth Fund is a matter of fundamental policy and may not be changed without shareholder approval. The Growth Fund may not:
  . Concentrate its investments in any one industry. No more than 25% of the value of its total assets will be invested in any one industry.
  . Invest more than 5% of its total assets in the securities of any one issuer
    (other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities) or purchase more than 10% of the outstanding voting securities of any one issuer, except that these limitations shall apply only with respect to 75% of the Fund's total assets.
  . Underwrite securities of other issuers, except that the Fund may acquire portfolio securities under circumstances where if sold the Fund might be deemed an underwriter for purposes of the Securities Act of 1933.
  . Purchase securities of any company with a record of less than three years' continuous operation (including that of predecessors) if the purchase would cause the value of the Fund's aggregate investments in all such companies to exceed 5% of the Fund's total assets.
  . Engage in the purchase and sale of illiquid interests in real estate. For this purpose, readily marketable interests in real estate investment trusts are not interests in real estate.
  . Invest in commodities or commodity contracts, but it may purchase and sell financial futures contracts and options on such contracts.

  . Purchase or retain in its portfolio securities of any issuer if those officers and directors of the Fund or its Manager owning beneficially more than one-half of one percent (0.5%) of the securities of the issuer together own beneficially more than 5% of such securities.
  . Purchase securities on margin, except it may obtain such short-term credits as are necessary for the clearance of transactions. The Fund may not sell securities short (except where the Fund holds or has the right to obtain at no added cost a long position in the securities sold that equals or exceeds the securities sold short). The deposit or payment of margin in connection with transactions in options and financial futures contracts is not considered the purchase of securities on margin. The Fund will not issue or acquire put and call options.
  . Invest more than 5% of its assets at the time of purchase in rights and warrants (other than those that have been acquired in units or attached to other securities).
  . Invest more than 25% of its total assets in securities of foreign issuers.
  . The Fund may not make loans, except that the Fund may a) purchase and hold debt obligations in accordance with its investment objective and policies,
    b) enter into repurchase agreements, and c) lend its portfolio securities without limitation against collateral (consisting of cash or securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities) equal at all times to not less than 100% of the value of the securities loaned.
  . The Fund does not propose to borrow money except for temporary or emergency purposes from banks in an amount not to exceed the lesser of a) 5% of the value of the Fund's assets, less liabilities other than such borrowings, or
    b) 10% of the Fund's assets taken at cost at the time such borrowing is made. The Fund may not pledge, mortgage, or hypothecate its assets (at value) to an extent greater than 15% of the gross assets taken at cost. The deposit of underlying securities and other assets in escrow and other collateral arrangements in connection with transactions in put and call options, futures contracts and options on futures contracts are not deemed to be pledges or other encumbrances.

Non-Fundamental Restrictions
----------------------------
The Growth Fund has also adopted the following restrictions that are not fundamental policies and may be changed without shareholder approval. The Growth Fund may not:
  . Invest in companies for the purpose of exercising control or management.
  . Purchase warrants in excess of 5% of its total assets, of which 2% may be invested in warrants that are not listed on the New York or American Stock Exchange.
  . Invest more than 15% of its total assets in securities not readily marketable and in repurchase agreements maturing in more than seven days.
  . Invest more than 5% of its assets in real estate limited partnership interests.
  . Invest in interests in oil, gas, or other mineral exploration or development programs, but the Fund may purchase and sell securities of companies which invest or deal in such interests.
  . Invest more than 10% of its assets in securities of other investment companies, invest more than 5% of its total assets in the securities of any one investment company, or acquire more than 3% of the outstanding voting securities of any one investment company except in connect with a merger, consolidation or plan of reorganization.
  . Enter into a) any futures contracts and related options for non-bona fide hedging purposes within the meaning of Commodity Futures Trading Commission
    (CFTC) regulations if the aggregate initial margin and premiums required to establish such positions will exceed 5% of the fair market value of the Fund's net assets, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; and b) any futures contracts if the aggregate amount of such Fund's commitments under outstanding futures contracts positions would exceed the market value of its total assets.

PARTNERS GROWTH FUND INVESTMENT POLICIES AND RESTRICTIONS

Fundamental Restrictions
------------------------
Each of the following numbered restrictions for the Partners Growth Fund is a matter of fundamental policy and may not be changed without shareholder approval. The Partners Growth Fund may not:
  . Issue any senior securities as defined in the 1940 Act, as amended.
    Purchasing and selling securities and futures contracts and options thereon and borrowing money in accordance with restrictions described below do not involve the issuance of a senior security.

  . Invest in physical commodities or commodity contracts (other than foreign currencies), but it may purchase and sell financial futures contracts, options on such contracts, swaps and securities backed by physical commodities.
  . Invest in real estate, although it may invest in securities that are secured by real estate and securities of issuers that invest or deal in real estate. . Borrow money, except that it may a) borrow from banks (as defined in the
    1940 Act, as amended) or other financial institutions or through reverse repurchase agreements in amounts up to 33 1/3% of its total assets (including the amount borrowed); b) to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes; c) obtain short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities; and d) purchase securities on margin to the extent permitted by applicable law (the deposit or payment of margin in connection with transactions in options and financial futures contracts is not considered purchase of securities on margin).
  . Make loans, except that the Fund may a) purchase and hold debt obligations in accordance with its investment objective and policies; b) enter into repurchase agreements; and c) lend its portfolio securities without limitation against collateral (consisting of cash or securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities) equal at all times to not less than 100% of the value of the securities loaned. This limit does not apply to purchases of debt securities or commercial paper.
  . Act as an underwriter of securities, except to the extent that the Fund may be deemed to be an underwriter in connection with the sale of securities held in its portfolio.
  . Concentrate its investments in any particular industry, except that the Fund may invest up to 25% of the value of its total assets in a single industry, provided that, when the Fund has adopted a temporary defensive posture, there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.
  . Sell securities short (except where the Fund holds or has the right to obtain at no added cost a long position in the securities sold that equals or exceeds the securities sold short).

Non-Fundamental Restrictions
----------------------------
The Partners Growth Fund has also adopted the following restrictions that are not fundamental policies and that may be changed without shareholder approval. It is contrary to the Partners Growth Fund's present policy to:
  . Invest more than 15% of its net assets in illiquid securities and in repurchase agreements maturing in more than seven days except to the extent permitted by applicable law.
  . Pledge, mortgage or hypothecate its assets, except to secure permitted borrowings. The deposit of underlying securities and other assets in escrow and other collateral arrangements in connection with transactions in put or call options, futures contracts and options on futures contracts are not deemed to be pledges or other encumbrances.
  . Invest in companies for the purpose of exercising control or management.
  . Invest more than 25% of its total assets in securities of foreign issuers.
  . Enter into a) any futures contracts and related options for non-bona fide hedging purposes within the meaning of Commodity Futures Trading Commission
    (CFTC) regulations if the aggregate initial margin and premiums required to establish such positions will exceed 5% of the fair market value of the Fund's net assets, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; and b) any futures contracts if the aggregate amount of such Fund's commitments under outstanding futures contracts positions would exceed the market value of its total assets.
  . Invest more than 5% of its total assets in real estate limited partnership interests.
  . Acquire securities of other investment companies, except as permitted by the 1940 Act, as amended, or any rule, order or interpretation thereunder, or in connection with a merger, consolidation, reorganization, acquisition of assets or an offer of exchange. The Fund may purchase securities of closed-end investment companies in the open market where no underwriter or dealer's commission or profit, other than a customary broker's commission, is involved.

The Partners Growth Fund has also adopted a non-fundamental restriction which requires it, under normal circumstances, to invest at least 80% of its net assets in common stocks of companies with large market capitalizations (those with market capitalization similar to companies in the Russell 1000 Index). The Partners Growth Fund will provide 60-days notice to shareholders prior to implementing a change in this policy for the Fund.

INVESTMENT ADVISORY SERVICES
----------------------------
Principal Management Corporation ("the Manager") serves as investment advisor to the Growth Fund and Partners Growth Fund. The Manager has entered into a sub-advisory agreement with Invista Capital Management, LLC ("Invista") to provide investment advisory services to the Growth Fund. Invista is an indirect wholly-owned subsidiary of Principal Life Insurance Company and an affiliate of the Manager. The Growth Fund paid the Manager a fee equal to 0.57% of the Growth Fund's average daily net assets for services provided during the fiscal year ended October 31, 2001 and the Manager paid Invista a sub-advisory fee equal to 0.07% of such assets.

The Manager has entered into a sub-advisory agreement with Duncan-Hurst Capital Management Inc. (Duncan-Hurst) to provide investment advisory services to the Partners Growth Fund. Duncan-Hurst is not an affiliate of the Manager. The Partners Growth Fund paid the Manager a fee equal to 0.90% before waiver (0.16% for the Class A shares and 0.11% for the Class B shares after waiver) of the Partners Growth Fund's average daily net assets for services provided during the fiscal year ended October 31, 2001 and the Manager paid Duncan-Hurst a sub-advisory fee of 0.50% of such assets.


If the Plan is approved, the combined assets of the Funds will be sub-advised by an affiliated sub-advisor, the Manager will retain a larger portion of the advisory fees paid with respect to the former assets of the Partners Growth Fund and none of such fees will be paid to an unaffiliated sub-advisor.

                     ADDITIONAL INFORMATION ABOUT THE FUNDS

Additional information about the Funds is available in their semi-annual reports to shareholders for the six months ended April 30, 2002, in their annual reports to shareholders for the year ended October 31, 2001 and in the following documents which have been filed with the SEC: prospectus and statement of additional information for the Partners Growth Fund, both dated March 1, 2002; prospectus and statement of additional information for the Growth Fund, both dated March 1, 2002; and statement of additional information for the registration statement of which this prospectus/ proxy statement is a part, dated August 19, 2002. You may obtain copies of the semi-annual and annual reports to shareholders, the prospectuses and the statements of additional information by contacting Princor Financial Services Corporation at Des Moines, Iowa 50392-0200, or by telephoning shareholder services toll-free at 1-800-247-4123. Pro forma financial statements reflecting the implementation of the Plan have not been provided in this prospectus/proxy because the assets of the Partners Growth Fund are less than 10% of the Growth Fund's assets.


Each of the Funds is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the Investment Company Act, as applicable.
  Accordingly, each files reports, proxy materials and other information with the SEC. You may inspect those reports, proxy materials and other information at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D. C. 20549. Copies of such materials also may be obtained from the Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D. C. 20549, at prescribed rates, or at no charge from the EDGAR database on the Commission's website at "www.sec.gov."

                           PROPOSALS OF SHAREHOLDERS

A shareholder who has an issue that he or she would like to have included in the agenda at a Principal Mutual Fund shareholder meeting should send the proposal to the Fund at the Principal Financial Group, Des Moines, Iowa 50392-0200. To be considered for presentation at a shareholders meeting, the proposal must be received a reasonable time before a solicitation is made for such meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included.

                                 OTHER BUSINESS

We do not know of any business to be brought before the meeting other than the matters set forth in this prospectus/ proxy statement. Should any other matter requiring a vote of shareholders arise, however, the proxies will vote thereon according to their best judgment.

                                  APPENDIX A:

                       AGREEMENT AND PLAN OF ACQUISITION

THIS AGREEMENT made as of the ______ day of June, 2002 is made by and among Principal Growth, Inc., a Maryland corporation (hereinafter called "Growth Fund"), Principal Partners LargeCap Growth Fund, Inc., a Maryland corporation (hereinafter called "Partners Growth Fund"), and Principal Management Corporation, an Iowa corporation (hereinafter called "Principal Management").

                                  WITNESSETH:

Whereas the Board of Directors of the Growth Fund and the Board of Directors of the Partners Growth Fund, each an open-end management investment company, deem it advisable that the Growth Fund acquire all of the assets of the Partners Growth Fund in exchange for the assumption by the Growth Fund of all of the liabilities of the Partners Growth Fund and shares issued by the Growth Fund which are thereafter to be distributed by the Partners Growth Fund pro rata to its shareholders in complete liquidation and termination of the Partners Growth Fund and in exchange for all of the Partners Growth Fund's outstanding shares;

NOW, THEREFORE, in consideration of the mutual promises herein contained, each of the parties hereto represents and warrants to, and agrees with each of the other parties as follows:

     1.The Growth Fund hereby represents and warrants to the Partners Growth
       Fund that:

       (a) The Growth Fund is a corporation with transferable shares duly organized and validly existing under the laws of Maryland and has full power to own its properties and assets and to carry on its business as such business is now being conducted;

       (b) The Growth Fund's statement of assets and liabilities as of October 31, 2001 and the related statements of operations for the year then ended, changes in net assets each of the two years in the period then ended and its financial highlights for each of the five years in the period then ended, all audited by Ernst & Young LLP as set forth in their report, have been prepared in accordance with accounting principles generally accepted in the United States. Such financial statements fairly present the financial position of the Growth Fund as of such date and the results of its operations, changes in net assets and financial highlights for the periods covered thereby;

       (c) There are no claims, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting the Growth Fund or its properties or business or its right to issue and sell shares, or which would prevent or hinder consummation of the transactions contemplated hereby, and it is not charged with, or to the Growth Fund's knowledge, threatened with, any charge or investigation of any violation of any provision of any federal, state or local law or any administrative ruling or regulation relating to any aspect of its business or the issuance or sale of its shares;

       (d) The Growth Fund is not a party to or subject to any judgment or decree or order entered in any suit or proceeding brought by any governmental agency or by any other person enjoining it in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business by it or the issuance or sale of its shares in any area;

       (e) The Growth Fund has filed all tax returns required to be filed, has no liability for any unpaid taxes and has made a proper election to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986 (the "Code") for each of its taxable years. The Growth Fund has not committed any action or failed to perform any necessary action that would render invalid its election to be treated as a regulated investment company for any of its taxable years;

       (f) The authorization, execution and delivery of this Agreement on behalf of the Growth Fund does not, and the consummation of the transactions contemplated hereby will not, violate or conflict with any provision of the Growth Fund's Articles of Incorporation or Bylaws, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is party or by which it or any of its assets is bound, or violate or conflict with any other material contractual or statutory restriction of any kind or character to which it is subject;

       (g) This Agreement has been duly authorized, executed, and delivered by the Growth Fund and constitutes a valid and binding agreement of the Growth Fund and all governmental and other approvals required for the Growth Fund to carry out the transactions contemplated hereunder have been or on or prior to the Closing Date (as herein after defined) will have been obtained;

       (h) The Growth Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company. The Growth Fund is currently in compliance with the 1940 Act and the rules of the Securities and Exchange Commission promulgated thereunder. Neither the Growth Fund nor its affiliates have violated Section 9 of the 1940 Act, are currently subject to an exemptive order of the Securities and Exchange Commission pursuant to Section 9(c) of the 1940 Act, or are currently subject to any current or threatened investigation or enforcement action by the Securities and Exchange Commission or any other federal or state authority which could result in a violation of Section 9(a) of the 1940 Act;

       (i) On the Closing Date, the Growth Fund will own its assets free and clear of all liens, claims, charges, options and encumbrances;

       (j) The Growth Fund will declare to shareholders of record on or prior to the Closing Date a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its income (computed without regard to any deduction for dividends paid) and all of its net realized capital gains, if any, as of the Closing Date;

       (k) On the Closing Date the shares of the Growth Fund to be delivered to the Partners Growth Fund hereunder shall have been registered under the Securities Act of 1933, as amended (the "1933 Act") and duly authorized, and, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and nonassessable; and the Growth Fund will comply with all applicable laws in connection with the issuance of such shares and shall not be subject to a stop-order of the Securities and Exchange Commission in connection therewith.

     2.The Partners Growth Fund hereby represents and warrants to the Growth
       Fund that:

       (a) The Partners Growth Fund is a corporation with transferable shares duly organized and validly existing under the laws of Maryland and has full power to own its properties and assets and to carry on its business as such business is now being conducted;

       (b) The Partners Growth Fund's statement of assets and liabilities as of October 31, 2001 and the related statements of operations for the year then ended, changes in net assets and financial highlights for the year ended October 31, 2001 and the period from February 24, 2000 (date operations commenced) to October 31, 2000, all audited by Ernst & Young LLP as set forth in their report, have been prepared in accordance with accounting principles generally accepted in the United States. Such financial statements fairly present the financial position of the Partners Growth Fund as of that date and the results of its operations, changes in net assets and financial highlights for the periods covered thereby;

       (c) There are no claims, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting the Partners Growth Fund or its properties or business or its tight to issue and sell shares, or which would prevent or hinder consummation of the transactions contemplated hereby, and it is not charged with, or to the Partners Growth Fund's knowledge, threatened with, any charge or investigation of any violation of any provision of any federal, state or local law or any administrative ruling or regulation relating to any aspect of its business or the issuance or sale of its shares;

       (d) The Partners Growth Fund is not party to or subject to any judgment or decree or order entered in any suit or proceeding brought by any governmental agency or by any other persons enjoining it in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business by it or the issuance or sale of its shares in any area;

       (e) The Partners Growth Fund has filed all tax returns required to be filed, has no liability for any unpaid taxes and has made a proper election to be treated as a regulated investment company under Subchapter M of the Code for each of its taxable years. The Partners Growth Fund has not committed any action or failed to perform any necessary action that would render invalid its election to be treated as a regulated investment company for any of its taxable years;

       (f) The authorization, execution and delivery of this Agreement on behalf of the Partners Growth Fund does not, and the consummation of the transactions contemplated hereby will not, violate or conflict with any provision of the Partners Growth Fund's Articles of Incorporation or Bylaws, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is party or by which it or any of its assets is bound, or violate or conflict with any other material contractual or statutory restriction of any kind or character to which it is subject;

       (g) This Agreement has been duly authorized, executed, and delivered by the Partners Growth Fund and constitutes a valid and binding agreement of the Partners Growth Fund, and all governmental and other approvals required for the Partners Growth Fund to carry out the transactions contemplated hereunder have been or on or prior to the Closing Date will have been obtained;

       (h) On the Closing Date the Partners Growth Fund will own its assets free and clear of all liens, claims, charges, options, and encumbrances and, except for the Management Agreement, Investment Service Agreement, Distribution Agreement, Distribution and Shareholder Servicing Agreement and the Custodian Agreement with Bank of New York, there will be no material contracts or agreements (other than this Agreement) outstanding to which the Partners Growth Fund is a party or to which it is subject;

       (i) On the Closing Date the Partners Growth Fund will have full right, power and authority to sell, assign and deliver the assets to be sold, assigned, transferred and delivered to the Growth Fund hereunder, and upon delivery and payment for such assets, the Growth Fund will acquire good, marketable title thereto free and clear of all liens, claims, charges, options and encumbrances;

       (j) The Partners Growth Fund will declare to shareholders of record on or prior to the Closing Date a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the shareholders all of its income (computed without regard to any deduction for dividends paid) and all of its net realized capital gains, if any, as of the Closing; and

       (k) The Partners Growth Fund will, from time to time, as and when requested by the Growth Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take and cause to be taken such further action, as the Growth Fund may deem necessary or desirable in order to vest in and confirm to the Growth Fund title to and possession of all the assets of the Partners Growth Fund to be sold, assigned, transferred and delivered hereunder and otherwise to carrot the intent and purpose of this Agreement.

     3.Based on the respective representations and warranties, subject to the terms and conditions contained herein, the Partners Growth Fund agrees to transfer to the Growth Fund and the Growth Fund agrees to acquire from the Partners Growth Fund, all of the assets of the Partners Growth Fund on the Closing Date and to assume from the Partners Growth Fund all of the liabilities of the Partners Growth Fund in exchange for the issuance of the number of shares of the Growth Fund provided in Section 4 which will be subsequently distributed pro rata to the shareholders of the Partners Growth Fund in complete liquidation and termination of the Partners Growth Fund and in exchange for all of the Partners Growth Fund's outstanding shares. The Partners Growth Fund shall not issue, sell or transfer any of its shares after the Closing Date, and only redemption requests received by the Partners Growth Fund in proper form prior to the Closing Date shall be fulfilled by the Partners Growth Fund. Redemption requests received by the Partners Growth Fund thereafter shall be treated as requests for redemption of those shares of the Growth Fund allocable to the shareholder in question as provided in Section 6 of this Agreement.

     4.On the Closing Date, the Growth Fund will issue to the Partners Growth
       Fund a number of full and fractional shares of the Growth Fund, taken at their then net asset value, having an aggregate net asset value equal to the aggregate value of the net assets of the Partners Growth Fund. The aggregate value of the net assets of the Partners Growth Fund and the Growth Fund shall be determined in accordance with the then current Prospectus of the Growth Fund as of closing of the New York Stock Exchange on the Closing Date.

     5.The closing of the transactions contemplated in this Agreement (the
       "Closing") shall be held at the offices of Principal Management, 680 8th Street, Des Moines, Iowa 50392-0200 (or at such other place as the parties hereto may agree) at 3:00 p.m. Central Daylight Time on October 31, 2002 or on such earlier or later date as the parties hereto may mutually agree. The date on which the Closing is to be held as provided in this Agreement shall be known as the "Closing Date."

       In the event that on the Closing Date (a) the New York Stock Exchange is closed for other than customary week-end and holiday closings or (b) trading on said Exchange is restricted or (c) an emergency exists as a result of which it is not reasonably practicable for the Growth Fund or the Partners Growth Fund to fairly determine the value of its assets, the Closing Date shall be postponed until the first business day after the day on which trading shall have been fully resumed.

     6.As soon as practicable after the Closing, the Partners Growth Fund shall
       (a) distribute on a pro rata basis to the shareholders of record of the Partners Growth Fund at the close of business on the Closing Date the shares of the Growth Fund received by the Growth Fund at the Closing in exchange for all of the Partners Growth Fund's outstanding shares, and
       (b) be liquidated and dissolved in accordance with applicable law and its Articles of Incorporation.

       For purposes of the distribution of shares of the Growth Fund to shareholders of the Partners Growth Fund, the Growth Fund shall credit on the books of the Growth Fund an appropriate number of shares of the Growth Fund to the account of each shareholder of the Partners Growth Fund. The Growth Fund will issue a certificate or certificates only upon request and, in the case of a shareholder of the Partners Growth Fund whose shares are represented by certificates, only upon surrender of such certificates. No certificates will be issued for fractional shares of the Growth Fund. After the Closing Date and until surrendered, each outstanding certificate which, prior to the Closing Date, represented shares of the Partners Growth Fund, shall be deemed for all purposes of the Growth Fund's Articles of Incorporation and Bylaws to evidence the appropriate number of shares of the Growth Fund to be credited on the books of the Growth Fund in respect of such shares of the Partners Growth Fund as provided above.

     7.Subsequent to the execution of this Agreement and prior to the Closing
       Date, the Partners Growth Fund shall deliver to the Growth Fund a list setting forth the assets to be assigned, delivered and transferred to the Growth Fund, including the securities then owned by the Partners Growth Fund and the respective federal income tax bases (on an identified cost basis) thereof, and the liabilities to be assumed by the Growth Fund pursuant to this Agreement.

     8.All of the Partners Growth Fund's portfolio securities shall be delivered by the Partners Growth Fund's custodian on the Closing Date to the Growth Fund or its custodian, either endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the practice of brokers or, if such securities are held in a securities depository within the meaning of Rule 17f-4 under the 1940 Act, transferred to an account in the name of the Growth Fund or its custodian with said depository. All cash to be delivered pursuant to this Agreement shall be transferred from the Partners Growth Fund's account at its custodian to the Growth Fund's account at its custodian. If on the Closing Date the Partners Growth Fund is unable to make good delivery pursuant to this Section 8 to the Growth Fund's custodian of any of the Partners Growth Fund's portfolio securities because such securities have not yet been delivered to the Partners Growth Fund's custodian by its brokers or by the transfer agent for such securities, then the delivery requirement of this Section 8 with respect to such securities shall be waived, and the Partners Growth Fund shall deliver to the Growth Fund's custodian on or by said Closing Date with respect to said undelivered securities executed copies of an agreement of assignment in a form satisfactory to the Growth Fund, and a due bill or due bills in form and substance satisfactory to the custodian, together with such other documents including brokers' confirmations, as may be reasonably required by the Growth Fund.

     9.The obligations of the Growth Fund under this Agreement shall be subject to receipt by the Growth Fund on or prior to the Closing Date of:

       (a) Copies of the resolutions adopted by the Board of Directors of the Partners Growth Fund and its shareholders authorizing the execution of this Agreement by the Partners Growth Fund and the transactions contemplated hereunder, certified by the Secretary or Assistant Secretary of the Partners Growth Fund;

       (b) A certificate of the Secretary or Assistant Secretary of the Partners Growth Fund as to the signatures and incumbency of its officers who executed this Agreement on behalf of the Partners Growth Fund and any other documents delivered in connection with the transactions contemplated thereby on behalf of the Partners Growth Fund;

       (c) A certificate of an appropriate officer of the Partners Growth Fund as to the fulfillment of all agreements and conditions on its part to be fulfilled hereunder at or prior to the Closing Date and to the effect that the representations and warranties of the Partners Growth Fund are true and correct in all material respects at and as of the Closing Date as if made at and as of such date; and

       (d) Such other documents, including an opinion of counsel, as the Growth Fund may reasonably request to show fulfillment of the purposes and conditions of this Agreement.

    10.The obligations of the Partners Growth Fund under this Agreement shall be subject to receipt by the Partners Growth Fund on or prior to the Closing Date of:

       (a) Copies of the resolutions adopted by the Board of Directors of the Growth Fund authorizing the execution of this Agreement and the transactions contemplated hereunder, certified by the Secretary or Assistant Secretary of the Growth Fund;

       (b) A certificate of the Secretary or Assistant Secretary of the Growth Fund as to the signatures and incumbency of its officers who executed this Agreement on behalf of the Growth Fund and any other documents delivered in connection with the transactions contemplated thereby on behalf of the Growth Fund;

       (c) A certificate of an appropriate officer of the Growth Fund as to the fulfillment of all agreements and conditions on its part to be fulfilled hereunder at or prior to the Closing Date and to the effect that the representations and warranties of the Growth Fund are true and correct in all material respects at and as of the Closing Date as if made at and as of such date; and

       (d) Such other documents, including an opinion of counsel, as the Partners Growth Fund may reasonably request to show fulfillment of the purposes and conditions of this Agreement.

     11.

       The obligations of the parties under this Agreement shall be subject to:

       (a) Any required approval, at a meeting duly called for the purpose, of the holders of the outstanding shares of the Partners Growth Fund of this Agreement and the transactions contemplated hereunder; and

       (b) The right to abandon and terminate this Agreement, if either party to this Agreement believes that the consummation of the transactions contemplated hereunder would not be in the best interests of its shareholders.

     12. Except as expressly provided otherwise in this Agreement, Principal Management will pay or cause to be paid all out-of-pocket fees and expenses incurred by the Partners Growth Fund or the Growth Fund in connection with the transactions contemplated under this Agreement, including, but not limited to, accountants' fees, legal fees, registration fees, printing expenses, transfer taxes (if any) and the fees of banks and transfer agents. This obligation shall survive the termination or expiration of this Agreement regardless of the consummation of the transactions contemplated hereunder.

     13.
       This Agreement may be amended by an instrument executed by both the duly authorized officers of the Growth Fund and the Partners Growth Fund at any time, except that after approval by the shareholders of the Partners Growth Fund no amendment may be made with respect to the Agreement which in the opinion of the Board of Directors of the Partners Growth Fund materially adversely affects the interests of the shareholders of the Partners Growth Fund. At any time either party hereto may by written instrument signed by it (i) waive any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the covenants or conditions made for its benefit contained herein.

     14. In addition to the right to terminate this Agreement described in paragraph 11, this Agreement may be terminated and the plan described in the Agreement abandoned at any time prior to the Closing Date, whether before or after action thereon by the shareholders of the Partners Growth Fund and notwithstanding favorable action by such shareholders, by mutual consent of the Board of Directors of the Growth Fund and the Board of Directors of the Partners Growth Fund. This Agreement may also be terminated by action of the Board of Directors of the Growth Fund or the Board of Directors of the Partners Growth Fund (the "Terminating Fund"), if:

       (a) The plan described in the Agreement shall not have become effective by December 31, 2002 (hereinafter called the "Final Date") unless such Final Date shall have been changed by mutual agreement; or

       (b) The Growth Fund shall, at the Final Date, have failed to comply with any of its agreements; or

       (c) Prior to the Final Date any one or more of the conditions to the obligations of the Growth Fund contained in this Agreement shall not be fulfilled to the reasonable satisfaction of the Partners Growth Fund and its counsel or it shall become evident to the Partners Growth Fund that any of such conditions are incapable of being fulfilled.

     15.
       This Agreement shall bind and inure to the benefit of the parties hereto and is not intended to confer upon any other person any rights or remedies hereunder.

     16.
       The parties hereto represent and warrant that they have not employed any broker, finder or intermediary in connection with this transaction who might be entitled to a finder's fee or other similar fee or commission.

     17.
       All prior or contemporaneous agreements and representations are hereby merged into this Agreement, which constitutes the entire contract between the parties hereto.

     18.
       This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

     19.
       This Agreement maybe executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts has been signed by all parties hereto.

     20.
       Principal Management shall indemnify, defend and hold harmless the Growth Fund, its officers, directors, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending claims or liabilities, whether or not resulting in any liability to the Growth Fund, its officers, directors, employees or agents, arising out of (1) breach by the Partners Growth Fund of any warranty made by the Partners Growth Fund herein or
       (2) any untrue statement or alleged untrue statement of a material fact contained in any prospectus or registration statement for the Partners Growth Fund, as filed with the SEC or any state, or any amendment or supplement thereto, or in any information provided by the Partners Growth Fund included in any registration statement filed by the Growth Fund with the SEC or any state or any amendment or supplement thereto; or which shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in any such prospectus, registration statement or application necessary to make the statements therein not misleading. This indemnity provision shall survive the termination of this Agreement.

     21.
       The Growth Fund shall indemnify, defend and hold harmless the Partners Growth Fund, its officers, trustees, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending claims or liabilities, whether or not resulting in any liability to the Partners Growth Fund, its officers, trustees, employees or agents, arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus or registration statement for the Growth Fund, as filed with the SEC or any state, or any amendment or supplement thereto, or any application prepared by or on behalf of the Growth Fund and filed with any state regulatory agency in order to register or qualify shares of the Growth Fund under the securities laws thereof; or which shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in any such prospectus, registration statement or application necessary to make the statements therein not misleading; provided, however, the Growth Fund shall not be required to indemnify the Partners Growth Fund, its officers, trustees, employees and agents against any loss, claim, demand, liability or expense arising out of any information provided by the Growth Fund with the SEC or any state, or any amendment or supplement thereto. This indemnity provision shall survive the termination of this Agreement.

     22. The execution of this Agreement has been authorized by the Board of Directors of the Growth Fund and by the Board of Directors of the Partners Growth Fund.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and attested by their officers thereunto duly authorized, as of the date first written above.

                                    PRINCIPAL GROWTH FUND, INC.

                                    BY:___________________________________
                                      A. S. Filean
Attest:                               TITLE: Senior Vice President and Secretary

By:_______________________________________...
       Ernest H. Gillum
Title: Vice President and Assistant Secretary

                                   PRINCIPAL PARTNERS LARGECAP GROWTH FUND, INC.

                                   BY:___________________________________
                                     A. S. Filean
Attest:                              TITLE: Senior Vice President and Secretary

By:_______________________________________...
       Ernest H. Gillum
Title: Vice President and Assistant Secretary

                                    PRINCIPAL MANAGEMENT CORPORATION

                                    BY:__________________________________
                                      A. S. Filean
Attest:                               TITLE: Senior Vice President and Secretary

By:_______________________________________...
      Ernest H. Gillum
Title: Vice President and Assistant Secretary



                         SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                  PRINCIPAL PARTNERS LARGECAP GROWTH FUND, INC.


680 8th Street, Des Moines, Iowa     October 16, 2002              2:00 p.m.


         A special meeting of the shareholders of the Principal Partners LargeCap Growth Fund, Inc. (the "Corporation") was held at 680 8th Street, Des Moines, Iowa at 2:00 p.m. on October 16, 2002.

         The meeting was called to order by Mr. M. J. Beer, who presided as chairman of the meeting. Ms. J. B. Schustek acted as secretary of the meeting. Also present was Mr. M. D. Roughton.

         The Secretary reported that of the 2,919,707.570 shares entitled to vote at the meeting, the holders of 1,547,145.749 shares were present at the meeting in person or by proxy. Mr. Beer announced that a quorum was present and that the meeting was lawfully and properly convened.

         Mr. Beer directed the Secretary to give a copy of the minutes of the last shareholder meeting to each shareholder who was present and requested a copy. With the unanimous consent of all shareholders present in person or by proxy, Mr. Beer dispensed with the reading of the minutes of the last meeting of shareholders.

         Mr. Beer discussed the Board of Director's proposal and recommended acquisition of the assets of the Corporation by Principal Growth Fund, Inc. and the subsequent dissolution of the Corporation. The following resolution was thereupon presented by the Secretary:

         "BE IT RESOLVED, that the Principal Growth Fund, Inc. will acquire all the assets and assume all the liabilities of the Principal Partners LargeCap Growth Fund, Inc. and issue in exchange shares of its Class A and Class B common stock, and the Principal Partners LargeCap Growth Fund, Inc. will distribute those shares to its Class A and Class B shareholders in redemption of all its outstanding shares and then dissolve."

         A motion was duly made and seconded that the resolution be adopted. Upon receiving the report from the Secretary, Mr. Beer reported that the holders of 1,506,098.203 shares of the Corporation had voted in favor of the foregoing resolution, the holders of 15,216.057 shares had voted against, and the holders of 25,831.489 shares abstained. Mr. Beer announced the resolution had been duly adopted.

         There being no further business, the meeting, on motion duly mate, seconded and carried, was adjourned.


                                     /s/Jean B. Schustek
                                     ------------------------------------
                                      Secretary of the Meeting


                          PRINCIPAL GROWTH FUND, INC.
                          DES MOINES, IOWA 50392-0200
                      STATEMENT OF ADDITIONAL INFORMATION

This Statement of Additional Information is not a prospectus and should be read in conjunction with the prospectus/ proxy statement dated August 19, 2002 for the special meeting of the holders of the common stock, $.01 par value per share, of Principal Partners Growth Fund, Inc. ("Partners Growth Fund"), an open-end management investment company. The meeting is to be held on Wednesday, October 16, 2002. A copy of the prospectus/proxy statement may be obtained from Principal Management Corporation.


The prospectus/proxy statement describes certain transactions contemplated by the proposed combination of the Partners Growth Fund with Principal Growth Fund, Inc. ("Growth Fund") pursuant to the terms of an Agreement and Plan of Acquisition among the two Funds and their manager, Principal Management Corporation. Under the Plan, the Growth Fund would acquire all the assets and assume all the liabilities of the Partners Growth Fund and issue in exchange shares of its Class A and Class B common stock. The Partners Growth Fund would immediately redeem all its outstanding shares by distributing the Growth Fund shares to its shareholders. As a result, each shareholder would own shares in the Growth Fund equal in value to shares of the same class as he or she had owned in the Partners Growth Fund at the effective time. Principal Management Corporation has agreed to pay all expenses incurred by the Funds in connection with the Plan.


The date of the Statement of Additional Information is August 19, 2002.

                               OTHER INFORMATION

The information otherwise required to be set forth in this Statement of Additional Information is included in the prospectuses and Statements of Additional Information of the two Funds, all dated March 1, 2002, and in the Funds' Annual Reports to Shareholders for the year ended October 31, 2001, all of which are incorporated herein by reference.

                              FINANCIAL STATEMENTS

The following audited historical financial statements and footnotes thereto of the Partners Growth Fund and the Growth Fund, together with the Report of Independent Auditors thereon, are incorporated herein by reference from the Funds' Annual Report to Shareholders for the year ended October 31, 2001:

     (1) Statement of Assets and Liabilities, including the schedule of investments, for each of the Funds as of October 31, 2001;

     (2) Statement of Operations for each of the Funds for the year ended October 31, 2001;

     (3) Statement of Changes in Net Assets for each of the Funds for the periods ended October 31, 2001 and 2000;

     (4) Financial Highlights for each of the Funds for each of the five years (or lesser) in the period ended October 31, 2001; and

     (5) Notes to Financial Statements.

The financial statements of the Funds listed above and incorporated by reference into this Statement of Additional Information have been audited by Ernst & Young LLP, independent auditors, as set forth in their report and incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


The following unaudited historical financial statements and footnotes thereto of the Partners Growth Fund and the Growth Fund are incorporated herein by reference from the Funds' Semi-Annual Report to Shareholders for the six months ended April 30, 2002:

     (1) Statement of Assets and Liabilities, including the schedule of investments, for each of the Funds as of April 30, 2002;

     (2) Statement of Operations for each of the Funds for the six months ended April 30, 2002;

     (3) Statement of Changes in Net Assets for each of the Funds for the periods ended October 31, 2001 and April 30, 2002;

     (4) Financial Highlights for each of the Funds for each of the five years (or lesser) in the period ended October 31, 2001 and the six-month period ended April 30, 2002; and

     (5) Notes to Financial Statements.



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form N-8F

    Application for Deregistration of Certain Registered Investment Companies

I.  General Identifying Information

1. Reason fund is applying to deregister (check only one; for descriptions, see Instruction 1):

       [X]   Merger

       [ ]   Liquidation

       [ ]   Abandonment of Registration

               (Note: Abandonments of Registration answer only questions 1 through 15, 24 and 25 of this form and complete verification at the end of the form.)

       [ ]   Election of status as Business Development Company

               (Note: Business Development Companies answer only questions 1 through 10 of this form and complete verification at the end of the form.)

2. Name of fund: Principal Partners LargeCap Growth Fund, Inc.

3. Securities and Exchange Commission File No.: 811-09757

4. Is this an initial Form N-8F or an amendment to a previously filed Form N-8F?

        [ ]   Initial Application           [X]   Amendment

5. Address of Principal Executive Office (include No. & Street, City, State and Zip Code):

    The Principal Financial Group,  711 High Street, Des Moines, Iowa 50392-0200

6. Name, address and telephone number of individual the Commission staff should contact with any questions regarding this form:

          Michael D. Roughton
          Principal Life Insurance Company
          711 High Street
          Des Moines, IA  50392-0300
          Telephone: (515) 248-3842


7. Name, address and telephone number of individual or entity responsible for maintenance and preservation of fund records in accordance with rules 31a-1 and 31a-2 under the Investment Company Act of 1940 ("Act") [17 CFR 270.31a-1, ..31a-2]:

         Principal Management Corporation
         The Principal Financial Group
         Des Moines, Iowa 50392
         Telephone:  (515) 246-7372

Note: Once deregistered, a fund is still required to maintain and preserve the records described in rules 31a-1 and 31a-2 for the periods specified in those rules.

8. Classification of fund (check only one):

        [X] Management company;

        [ ] Unit investment trust; or

        [ ] Face-amount certificate company.

9. Subclassification if the fund is a management company (check only one):

         [X]    Open-end                  [  ]    Closed-end

10. State law under which fund was organized or formed (e.g., Delaware, Massachusetts):

            Maryland

11. Provide the name and address of each investment adviser of the fund (including sub-advisers) during the last five years, even if the fund's contracts with those advisers have been terminated:

         Principal Management Corporation
         The Principal Financial Group
         Des Moines, Iowa 50392

12. Provide the name and address of each principal underwriter of the fund during the last five years, even if the fund's contracts with those underwriters have been terminated:

          Princor Financial Services Corporation
         The Principal Financial Group
            Des Moines, Iowa 50392


13. If the fund is a unit investment trust ("UIT") provide (a) Depositor's name(s) and address(es): (b) Trustee's names(s) and address(es):

              Not applicable.

14. Is there a UIT registered under the Act that served as a vehicle for investment in the fund (e.g., an insurance company separate account)?

        [  ]  Yes               [X]  No


        If "Yes," for each UIT state:

             Names(s):
             File No.:  811-_____
             Business Address:

         Not applicable.

15.(a) Did the fund obtain approval from the board of directors concerning the decision to engage in a Merger, Liquidation or Abandonment of Registration?

        [X]  Yes               [  ]  No

        If "Yes," state the date on which the board vote took place:
         June 10, 2002

        If "No," explain:    Not applicable.

    (b) Did the fund obtain approval from the shareholders concerning the decision to engage in a Merger, Liquidation or Abandonment of Registration?

        [X]  Yes               [  ]  No

        If "Yes," state the date on which the shareholder vote took place:
October 16, 2002.

        If "No," explain:    Not applicable.

II.  Distribution to Shareholders

16. Has the fund distributed any assets to its shareholders in connection with the Merger or Liquidation?

         [X]  Yes               [ ]  No

          (a) If "Yes," list the date(s) on which the fund made those distributions:

                October 31, 2002


          (b)  Were the distributions made on the basis of net assets?

                [X]  Yes               [ ]  No

          (c)  Were the distributions made pro rata based on share ownership?

                [X]  Yes               [ ]  No


          (d) If "No" to (b) or (c) above, describe the method of distribution to shareholders. For Mergers, provide the exchange ratio(s) used to explain how it was calculated:

              Not applicable.


          (e)  Liquidation only:
            Were any distributions to shareholders made in kind?
                [  ]  Yes               [  ]  No
           If "Yes," indicate the percentage of fund shares owned by affiliates, or any other affiliation of shareholders:

             Not applicable.

17.    Closed-end funds only: Has the fund issued senior securities?

             [  ]  Yes          [  ]  No

         If "Yes," describe the method of calculating payments to senior securityholders and distributions to other shareholders:

            Not applicable.

18. Has the fund distributed all its assets to the fund's shareholders?

            [X]  Yes           [  ]  No

            If "No,"
           (a) How many shareholders does the fund have as of the date this form is filed? (b) Describe the relationship of each remaining shareholder to the fund:

         Not applicable.


19. Are there any shareholders who have not yet received distributions in complete liquidation of their interests?

             [  ]  Yes          [X]  No

         If "Yes," describe briefly the plans (if any) for distributing to, or preserving the interests of, those shareholders:

         Not applicable.

III.  Assets and Liabilities

20. Does the fund have any assets as of the date this form is filed? (See question 18 above)

             [  ]  Yes         [X]  No

              If "Yes,"

          (a) Describe the type and amount of each asset retained by the fund as of the date this form is filed:

          (b)  Why has the fund retained the remaining assets?

          (c)  Will the remaining assets be invested in securities?
               [ ] Yes [ ] No

         Not applicable.

21. Does the fund have any outstanding debts (other than face-amount certificates if the fund is a face-amount certificate company) or any other liabilities?

             [  ]  Yes         [X]  No

              If "Yes,"

          (a)  Describe the type and amount of each debt or other liability:

          (b) How does the fund intend to pay these outstanding debts or other liabilities?

         Not applicable.

IV.  Information About Event(s) Leading to Request for Deregistration

22. (a) List the expenses incurred in connection with the Merger or Liquidation:

          (i) Legal expenses: $0

          (ii) Accounting expenses: $2,750

          (iii) Other expenses (list and identify separately): Printing & Mailing $148 Proxy solicitation and tabulation: $39,823

          (iv)  Total expenses (sum of lines (i) - (iii) above):       $42,721

      (b) How were those expenses allocated?

             See answer to (c) below.

      (c) Who paid those expenses

         These expenses are being borne by the fund's manager, Principal Management Corporation.

       (d) How did the fund pay for unamortized expenses (if any)?

             The fund had no such expenses.

23. Has the fund previously filed an application for an order of the Commission regarding the Merger or Liquidation?

          [  ]  Yes     [X]  No

          If "Yes," cite the release numbers of the Commission's notice and order or, if no notice or order has been issued, the file number and date the application was filed:

V.  Conclusion of Fund Business

24. Is the fund a party to any litigation or administrative proceeding?

            [  ]  Yes           [X]   No

         If "Yes," describe the nature of any litigation or proceeding and the position taken by the fund in that litigation:

             Not applicable.


25. Is the fund now engaged, or intending to engage, in any business activity other than those necessary for winding up its affairs?

            [  ]  Yes           [X]   No

         If "Yes," describe the nature and extent of those activities:

             Not applicable.

VI.  Mergers Only

26. (a) State the name of the fund surviving the Merger:

          Principal International Fund, Inc.

     (b) State the Investment Company Act file number of the fund surviving the
         Merger:

          811-03183

     (c) If the merger or reorganization agreement has been filed with the Commission, state the file numbers, form type used and date the agreement was filed:

         The applicable Agreement and Plan of Acquisition is Appendix A to the prospectus/proxy statement included in the Registration Statement under the Securities Act of 1933 on Form N-14 filed by Principal Growth Fund, Inc. on July 12, 2002, File No. 333-92308.

     (d) If the merger or reorganization agreement has not been filed with the Commission, provide a copy of the agreement as an exhibit to this form:

          Not applicable.


                                  VERIFICATION

         The undersigned states that (i) he has executed this Form N-8F application for an order pursuant to Section 8(f) of the Investment Company Act of 1940 on behalf of Principal Partners LargeCap Growth Fund, Inc., (ii) he is Vice President and Assistant Secretary of Principal Partners LargeCap Growth Fund, Inc., and (iii) all action by shareholders, directors, and any other body necessary to authorize the undersigned to execute and file this Form N-8F application has been taken. The undersigned also states that the facts set forth in this Form N-8F application are true to the best of his knowledge, information and belief.

                /s/E. H. Gillum
              ---------------------------------
                 E. H. Gillum
                 Vice President and Assistant Secretary